UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 13, 2006

AMEREN CORPORATION
(Exact name of registrant as specified in its charter)

Missouri	1-14756	43-1723446
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1901 Chouteau Avenue, St. Louis, Missouri 63103
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of
                    Principal Officers.

On October 13, 2006, the Board of Directors of Ameren Corporation (“Ameren”) elected Stephen F. Brauer to fill a vacancy on the Board. No arrangement or understanding exists between Mr. Brauer and Ameren, or to Ameren’s knowledge, any other person or persons pursuant to which Mr. Brauer was selected as a director. Mr. Brauer was named to the Board’s Audit Committee and Public Policy Committee. Mr. Brauer will receive director’s compensation for service on the Board of Directors and the foregoing committees as discussed in Ameren’s Current Report on Form 8-K dated June 12, 2006. Mr. Brauer is currently the Chairman and Chief Executive Officer of Hunter Engineering Company, which designs, manufactures and sells computer-based automotive service equipment worldwide.

Union Electric Company, doing business as AmerenUE (“UE”), a public utility subsidiary of Ameren, is a party to business transactions with Hunter Engineering Company. These transactions relate exclusively to the supply of regulated public utility energy services. Mr. Brauer had no business relationship with Ameren, UE, or any of Ameren’s other subsidiaries in 2005 and 2006 to date or any currently proposed business relationship that is required to be reported under Item 404(a) of SEC Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREN CORPORATION
(Registrant)

/s/ Martin J. Lyons
Martin J. Lyons
Vice President and Controller
(Principal Accounting Officer)

Date: October 13, 2006